                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         DSC Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     [X] No Fee Required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[DSC COMMUNICATIONS LOGO]

                                                                  March 31, 1998

Dear Fellow Stockholder:

     This year's Annual Meeting of Stockholders will be held at The Hotel Intercontinental, 15201 Dallas Parkway, Dallas, Texas, on Thursday, April 30, 1998, at 10:00 AM local time. You are cordially invited to attend. The matters you are asked to consider are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. The Company's Board of Directors recommends election of management's three nominees for the Board of Directors.

     To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, please sign, date and return the enclosed proxy as soon as possible. Your vote is important.

                                            Sincerely,

                                         /s/ JAMES L. DONALD
                                            JAMES L. DONALD
                                            Chairman of the Board,
                                            President and Chief
                                            Executive Officer

[DSC COMMUNICATIONS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of DSC Communications Corporation, a Delaware corporation (the "Company"), will be held at The Hotel Intercontinental, 15201 Dallas Parkway, Dallas, Texas, on Thursday, April 30, 1998, at 10:00 AM local time for the following purposes:

        1. To elect three Class II Directors for terms expiring in 2001.

        2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The accompanying Proxy Statement contains information regarding the business to be considered at the Annual Meeting.

     Only stockholders of record at the close of business on March 3, 1998 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of stockholders will be made available at the offices of Baker & McKenzie, located at 4500 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 at least 10 days prior to the date of the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. If you attend the Annual Meeting, you may vote in person if you wish, whether or not you have returned your proxy. A proxy may be revoked at any time before it is exercised.

                                            By Order of the Board of Directors

                                            /s/ GEORGE B. BRUNT
                                            GEORGE B. BRUNT
                                            Vice President, Secretary
                                            and General Counsel

Plano, Texas
March 31, 1998

                         DSC COMMUNICATIONS CORPORATION
                                 1000 COIT ROAD
                               PLANO, TEXAS 75075

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy, mailed with this Proxy Statement, is solicited on behalf of DSC Communications Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held Thursday, April 30, 1998, at 10:00 AM local time, at The Hotel Intercontinental, 15201 Dallas Parkway, Dallas, Texas.

     This Proxy Statement and accompanying form of proxy will first be mailed to stockholders of record on or about March 31, 1998.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Company's Board of Directors shall consist of not less than seven nor more than fifteen persons and that the Board shall be divided into three classes serving staggered three-year terms with each class to consist as nearly as possible of one-third of the directors; provided, that once elected, no director's term shall be reduced. The Board will consist of seven members upon conclusion of the Annual Meeting. Three Class II Directors, each to serve for a three-year term, will be nominated for election at the Annual Meeting.

     Management's three nominees for election as Class II Directors are listed below and are currently members of the Board of Directors.

                                                                                    AGE AS OF   DIRECTOR OF
                                                 PRINCIPAL OCCUPATION               MARCH 3,      COMPANY
                                                     OR EMPLOYMENT                    1998         SINCE
                                                 --------------------               ---------   -----------
Sir John Fairclough...............    Chairman, Rothschild Venture Ltd. since          67          1992
                                      1990; Chief Scientific Adviser, Cabinet
                                      Office, U.K., 1986-1990; Director of Psion
                                      PLC; Oxford Instruments Group PLC.
William O. Hunt...................    Chief Executive Officer and Chairman of the      64          1997(1)
                                      Board of Intellicall, Inc. since December
                                      1992; Chairman and Chief Executive Officer
                                      of Alliance Telecommunications Corporation
                                      1986-1990. Mr. Hunt serves on the board of
                                      The Allen Group Inc. and American Homestar
                                      Corporation.
Gerald F. Montry..................    Senior Vice President and Chief Financial        59          1989
                                      Officer of the Company since 1986.

---------------

(1) Mr. Hunt became a member of the Board of Directors on May 12, 1997. Mr. Hunt filled the vacancy created when Mr. Clement M. Brown, Jr. retired from his position as a member of the Board of Directors on January 1, 1997.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

     To be elected as a Class II Director, each nominee must receive a plurality of the total number of shares of common stock of the Company, par value $0.01 per share ("Common Stock"), represented and entitled to vote at the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE THREE NOMINEES NAMED ABOVE.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

     The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the S&P 500(R) Index and the S&P(R) Technology 500 Index over the same periods (assuming an investment of $100 in the Common Stock, the S&P 500(R) Index and S&P(R) Technology 500 Index on December 31, 1992 and reinvestment of all dividends).

                         DSC COMMUNICATIONS CORPORATION
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                                                                       DECEMBER 31,
                                                          ---------------------------------------
                                                          1992   1993   1994   1995   1996   1997
                                                          ----   ----   ----   ----   ----   ----
              DSC Communications Corporation              $100   $280   $326   $335   $162   $218
              S&P 500(R) Index                             100    110    112    153    189    252
              S&P(R) Technology 500 Index                  100    123    143    207    293    369

                             EXECUTIVE COMPENSATION

     The following executive compensation disclosures reflect all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers of the Company. The "named executive officers" are the chief executive officer ("CEO"), regardless of compensation level, and the four most highly compensated executive officers other than the CEO serving as such on December 31, 1997.

SUMMARY COMPENSATION TABLE

                                                                          ANNUAL COMPENSATION
                                              ---------------------------------------------------------------------------
                                                                                    BONUS($)
                                                                       -----------------------------------

                                                                                      (A)
                                                                                   LONG-TERM                     (B)
                                                                                   INCENTIVE                 OTHER ANNUAL
              NAME AND                         SALARY     COMMISSION              COMPENSATION               COMPENSATION
         PRINCIPAL POSITION            YEAR      ($)         ($)        CASH         PLANS         TOTAL         ($)
         ------------------            ----   ---------   ----------   -------    ------------   ---------   ------------
James L. Donald......................  1997   1,000,000         --          --       631,400       631,400       5,749
  Chairman of the                      1996     999,044         --          --            --            --       6,410
  Board, President and                 1995     919,492         --          --     4,676,000     4,676,000          --
  Chief Executive Officer
Gerald F. Montry.....................  1997     463,997         --      72,090        90,200       162,290      22,574
  Senior Vice President                1996     458,027         --          --            --            --      21,787
  and Chief Financial                  1995     429,012         --          --       701,400       701,400          --
  Officer
Wylie D. Basham......................  1997     369,231         --      52,650            --        52,650       3,518
  Senior Vice President                1996     293,077         --     110,000(I)         --       110,000       2,142
                                       1995     248,100         --     100,000            --       100,000          --
Allen R. Adams.......................  1997     363,462         --      47,250        67,650       114,900       1,791
  Senior Vice President                1996     347,694         --          --            --            --      41,242
                                       1995     329,670         --     195,000            --       195,000          --
Michael J. Pisterzi..................  1997     231,539    108,905     115,000            --       115,000          --
  Vice President                       1996           *          *           *             *             *           *
                                       1995           *          *           *             *             *           *

                                             LONG-TERM COMPENSATION
                                       -----------------------------------
                                                AWARDS             PAYOUTS
                                       -------------------------   -------
                                                         (F)
                                        (C)(D)(E)     SECURITIES
                                        RESTRICTED    UNDERLYING                 (G)
                                          STOCK        OPTIONS/     LTIP      ALL OTHER
              NAME AND                    AWARDS         SARS      PAYOUTS   COMPENSATION
         PRINCIPAL POSITION                ($)           (#)         ($)         ($)
         ------------------            ------------   ----------   -------   ------------
James L. Donald......................   1,519,020            --      --        130,101
  Chairman of the                       4,675,824            --      --        555,878
  Board, President and                  1,100,014     2,150,000      --         50,129
  Chief Executive Officer
Gerald F. Montry.....................     168,210        20,000      --         59,582
  Senior Vice President                   701,363        25,000      --         78,543
  and Chief Financial                     412,493        40,000      --         14,636
  Officer
Wylie D. Basham......................     574,100(H)     30,000      --         40,433
  Senior Vice President                        --        66,000      --         36,085
                                               --        12,000      --          6,240
Allen R. Adams.......................     110,250            --      --         35,012
  Senior Vice President                        --        25,000      --        109,063
                                          115,493        30,000      --         13,474
Michael J. Pisterzi..................      70,002            --      --         16,614
  Vice President                                *             *       *              *
                                                *             *       *              *

---------------

 *  Not applicable as Mr. Pisterzi became an executive officer in 1997.

(A) Amounts shown under "Long-Term Incentive Compensation Plans" represent amounts earned in 1997 under the Company's 1994 Long-Term Incentive Compensation Plan and amounts earned in 1995 under the 1990 Long-Term Incentive Compensation Plan (the "1990 Plan"), which terminated on December 31, 1995.

(B) Amounts shown include the above-market interest, as defined by the Securities and Exchange Commission, earned under the Company's Executive Deferred Income Plan. No amounts are included related to the perquisites and other personal benefits for these named executive officers as the amounts did not exceed the lesser of $50,000 or 10% of their salary and bonus, with the exception of Mr. Adams in 1996, of which $36,829 was also included related to financial planning and consulting.

(C) In January 1998, the named executive officers were awarded restricted stock. These restricted stock awards were, for Mr. Donald, a special incentive award of $1,000,008 and $519,012 earned under the Company's Annual Incentive Bonus Plan as described on page 10, and for the other named officers, a portion of the amounts earned during 1997 under the Company's Incentive Awards Plan.

(D) In 1995, Mr. Donald and Mr. Montry elected to take restricted stock as a portion of the amounts earned under the 1990 Plan during 1995. As a result, 126,802 and 19,020 shares of restricted stock were issued in January 1996 to Mr. Donald and Mr. Montry, respectively.

(E) The amounts reported in the table represent the fair market value of the shares of Common Stock at the date of grant. Awards of restricted stock vest in equal annual increments over a two or three year period with the initial increment vesting on the first anniversary of the date awarded. Holders of the restricted shares retain all rights of a stockholder (including the right to receive dividends if and when paid on Common Stock), except the restricted shares cannot be sold until they are vested. Upon termination of employment of the holder, all unvested shares are forfeited to the Company. No cash dividends have been declared or paid on Common Stock.

     Aggregate restricted stock holdings at December 31, 1997 consisted of:

                                                                            MARKET
                                                                           VALUE AT
                                                                         DECEMBER 31,
                                                              SHARES         1997
                                                              -------    ------------
James L. Donald.............................................   79,698     $1,912,752
Gerald F. Montry............................................    9,510        228,240
Wylie D. Basham.............................................   20,000        480,000
Allen R. Adams..............................................       --             --
Michael J. Pisterzi.........................................    6,667        160,008

(F) Represents the number of stock options granted to the named executive officer for the year noted. The Company has not made any grants of SARs.

(G) Amounts of "All Other Compensation" for 1997 consisted of the following for the named executive officers:

                                                    COMPANY CONTRIBUTIONS
                                            -------------------------------------
                                                                         SPLIT
                                            THRIFT     RESTORATION    DOLLAR LIFE
                                             PLAN         PLAN         INSURANCE     OTHER     TOTAL
                                            -------    -----------    -----------    -----    --------
       James L. Donald....................  $13,831      $79,062        $37,208      $  --    $130,101
       Gerald F. Montry...................   14,350       42,970          2,262         --      59,582
       Wylie D. Basham....................   14,310       26,123             --         --      40,433
       Allen R. Adams.....................   14,350       19,812            850         --      35,012
       Michael J. Pisterzi................    7,950        3,577             --      5,087      16,614

     The 1996 amounts included accrued vacation balances for employees resulting from the Company's change in vacation policy in 1996 that requires employees to take all vacation days earned each year, or without management approval, lose any remaining vacation days not taken at the end of the year. As a result, during 1996, the Company paid accrued vacation balances for employees in lieu of future time off.

(H) In addition to the restricted stock awarded to Mr. Basham in connection with the amounts earned under the Incentive Awards Plan in 1997, the Company also awarded Mr. Basham 20,000 shares of restricted stock in recognition of his expanded responsibilities in 1997 within the Company. This grant was discretionary and separate from the Company's Incentive Awards Plan.

(I) The payment to Mr. Basham in 1996 was discretionary and separate from the Company's Incentive Awards Plan in recognition of his promotion to Group Vice President in August 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows all individual grants of stock options to the named executive officers during the year ended December 31, 1997.

                                INDIVIDUAL GRANTS
----------------------------------------------------------------------------------
                                (A)(B)
                              NUMBER OF                                                     POTENTIAL REALIZABLE
                              SECURITIES        (B)                                           VALUE AT ASSUMED
                              UNDERLYING     % OF TOTAL                                    ANNUAL RATES OF STOCK
                               OPTIONS/     OPTIONS/SARS    EXERCISE                         PRICE APPRECIATION
                                 SARS        GRANTED TO     OR BASE                           FOR OPTION TERM
                               GRANTED      EMPLOYEES IN     PRICE      EXPIRATION    --------------------------------
            NAME                 (#)        FISCAL YEAR      ($/SH)        DATE         5%($)(C)           10%($)(C)
            ----              ----------    ------------    --------    ----------    -------------      -------------
James L. Donald.............        --            --            --            --                 --                 --
  Chairman of the Board,
  President and Chief
  Executive Officer
Gerald F. Montry............    20,000          1.12%        20.38       4/30/07            256,300            649,500
  Senior Vice President and
  Chief Financial Officer
Allen R. Adams..............        --            --            --            --                 --                 --
  Senior Vice President
Wylie D. Basham.............    30,000          1.69%        20.38       4/30/07            384,450            974,250
  Senior Vice President
Michael J. Pisterzi.........        --            --            --            --                 --                 --
  Vice President
All stockholders............                                                          1,503,831,318(D)   3,810,918,615(D)

---------------

(A) Options have a ten year life, vest in annual increments over three years and are priced at the fair market value on the date of grant.

(B)  The Company has not made any grants of SARs.

(C) These are hypothetical values using assumed growth as prescribed by the Securities and Exchange Commission.

(D) The potential realizable value is calculated from $20.38, the exercise price of the options granted on April 30, 1997, based on the number of outstanding shares of Common Stock on April 30, 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table shows aggregate exercises of options (or tandem stock appreciation rights) and freestanding stock appreciation rights during the year ended December 31, 1997 by each of the named executive officers.

                                                                     NUMBER OF               VALUE OF
                                                               SECURITIES UNDERLYING       UNEXERCISED
                                                               UNEXERCISED OPTIONS/        IN-THE-MONEY
                                                                      SARS AT            OPTIONS/SARS AT
                                                               DECEMBER 31, 1997(#)    DECEMBER 31, 1997($)
                               SHARES ACQUIRED                          (A)                   (A)(B)
                                 ON EXERCISE        VALUE         EXERCISABLE(E)/        EXERCISABLE(E)/
            NAME                     (#)         REALIZED($)     UNEXERCISABLE (U)       UNEXERCISABLE(U)
-----------------------------  ---------------   -----------   ---------------------   --------------------
James L. Donald..............          --              --              770,000E             10,262,500E
  Chairman of the Board,.....                                        2,050,000U                     --U
  President and Chief
  Executive Officer
Gerald F. Montry.............          --              --              334,999E              4,301,875E
  Senior Vice President
     and.....................                                           50,001U                 72,500U
  Chief Financial Officer
Wylie D. Basham..............          --              --               48,000E                105,000E
  Senior Vice President......                                           90,000U                318,750U
Allen R. Adams...............       5,000          60,938              102,179E                264,422E
  Senior Vice President......                                           26,667U                     --U
Michael J. Pisterzi..........          --              --               12,466E                 70,243E
  Vice President.............                                           37,034U                140,257U

---------------

(A)  The Company has not made any grants of SARs.

(B) Amounts shown are based upon the closing price of the Common Stock on the Nasdaq National Market on December 31, 1997, which was $24.00.

SEVERANCE AGREEMENTS

     The Company entered into Amended and Restated Severance Compensation Agreements (collectively, the "Severance Agreements") with Messrs. Adams, Basham and Montry (each an "Officer") in February 1998. The Severance Agreements provide that the Officer is entitled to compensation if there is a Change in Control (as defined below) and within two years of the Change in Control either
(i) the Officer voluntarily terminates his employment for "good reason" or (ii) the Officer's employment is involuntarily terminated other than for cause, death, disability or retirement. If the Company's compensation obligations are triggered under a Severance Agreement (other than for termination for disability), the Company will pay to the Officer a lump-sum amount equal to the sum of (i) the Severance Amount (as defined below); (ii) his earned but unpaid salary through the date of termination; (iii) an annual incentive award, prorated through the date of termination, equal to the greater of the Officer's most recent annual incentive award or the average annual incentive award paid to the Officer in the most recent three years; and (iv) interest on any amounts payable pursuant to items (i), (ii) or (iii) above. The Severance Agreements also provide that each of the Officers will be reimbursed for excise taxes payable by reason of payments made pursuant to the Severance Agreements. An Officer's Severance Amount is defined as an amount equal to three times the Officer's average annual compensation payable by the Company, by a predecessor entity, or by a related entity, which was includible in the Officer's gross income in the most recent five taxable years of the Officer ending prior to the date of termination; provided that an Officer's Severance Amount cannot be less than three times the Officer's annual rate of base salary at the higher of the annual rate in effect immediately prior to the date of termination or on the date six months prior to the date of termination.

     If an Officer's employment is terminated for disability within two years after a Change in Control, the Company will pay to that Officer a lump-sum amount equal to the sum of (a) two times the Officer's annual base salary, (b) his earned but unpaid salary through the date of termination, (c) an annual incentive award, prorated through the date of termination, equal to the greater of the Officer's most recent annual incentive award or the average annual incentive award paid to the Officer in the most recent three years; and (d) interest on any amounts payable pursuant to items (a), (b) or (c) above.

     A "Change in Control" of the Company is defined in the Severance Agreements as any of the following, with certain exceptions as set forth below: (i) acquisition of at least 20% of the Common Stock by a third party, other than an acquisition directly from the Company, or by an employee benefit plan sponsored or maintained by the Company or any of its affiliates, (ii) under certain circumstances, a change in the majority of the members of the Company's Board of Directors; (iii) approval by the stockholders of the Company of a complete reorganization, merger or consolidation of the Company; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) sale or other disposition of substantially all of the assets of the Company or the approval by the stockholders of the Company of any such sale or distribution. The transactions set forth in clauses (i), (iii), (iv) and (v) will not constitute a Change in Control if, after such transaction: (a) more than 60% of the Common Stock outstanding after such transaction is beneficially owned by substantially all of the individuals and entities who were beneficial owners before such transaction and in substantially the same proportion, (b) no person or entity (other than the Company, an employee benefit plan sponsored or maintained by the Company, a qualified employee benefit plan of the transferee corporation, and any person or entity that beneficially owned 20% or more of the outstanding Common Stock immediately prior to such transaction) will own 20% or more of the outstanding Common Stock; and (c) at least a majority of the members of the board of directors of the transferee or resulting corporation were members of the Board of Directors of the Company at the time of the execution of the original agreement providing for such transaction.

     "Good Reason" is defined in the Severance Agreements as any significant reduction in duties or status of the Officer, any reduction in the Officer's annual base salary, the failure of the Company to continue in effect any benefit, incentive or securities plans or arrangements in which the Officer participated at the time of the Change in Control, a relocation of more than 50 miles of the Company's principal executive offices or the location at which the Officer is to perform his duties, failure by the Company to provide the Officer with the number of annual paid vacation days to which the Officer was entitled in the year in which a Change in Control occurred, any material breach by the Company of the Officer's Severance Agreement, failure by the Company to obtain the assumption of the Severance Agreement by any successor or assign of the Company, if the Company or its successor is no longer required to have its common stock registered pursuant to Section 12(b) or 12(g) of the Exchange Act, failure by the Company or its successor to enter into an agreement with the Officer that is substantially similar to the Severance Agreement with respect to a subsequent Change in Control, or any purported termination of the Officer's employment by the Company for disability, retirement or cause which is not effected pursuant to a written notice of termination and in accordance with the terms of the Severance Agreement.

     In the event of a Change in Control, all restrictions will lapse on the Officers' employee stock options, restricted stock grants and awards granted under the 1994 Long-Term Incentive Compensation Plan. In addition, within the 30-day period following a Change in Control, each Officer will have the right to surrender any such options, restricted stock grants and awards to the Company for a cash payment.

     If an Officer is entitled to receive compensation under a Severance Agreement (other than for termination related to a disability), that Officer will also be eligible for a deferred vested benefit under the SERP (as defined below) in lieu of any other benefit under the SERP. For purposes of this benefit, the Officer will be credited with three additional years of service with the Company under the SERP and with earnings in each of those three years equal to the greater of his most recent calendar year earnings or his average annual earnings for the most recent three calendar years. The Officer will also be reimbursed for income taxes payable by reason of the accelerated payment of the SERP benefit. The SERP is more fully explained beginning on page 11. In addition, if an Officer is entitled to receive compensation under a Severance Agreement (other than for termination related to a disability), that Officer will be entitled to continued participation in all employee benefit plans or programs available to Company employees generally, in which that Officer participated on the date of termination, at Company cost until the earlier of (i) the date the Officer receives equivalent coverage and benefits under the plans and programs of a subsequent employer or (ii) two years from the date of termination. An Officer's right to receive severance pay lapses upon the earlier of (i) the termination of the Officer's employment for any reason prior to a Change in Control; or (ii) three years after the date of a Change in Control. None of the named executive officers will be entitled to severance pay until a Change in Control has occurred, and no sums have been paid under any of the Severance Agreements.

DONALD EMPLOYMENT AGREEMENT

     In 1990, the Compensation Committee approved an employment agreement with Mr. Donald. On December 20, 1995, the Compensation Committee approved certain amendments to Mr. Donald's employment agreement. (The employment agreement, as amended, is referred to as the "Donald Employment Agreement.")

     Term. The term of employment pursuant to the Donald Employment Agreement commenced on January 1, 1990 and continues for a period of six and one-half years. The Donald Employment Agreement renews daily, but in no event will it extend beyond the date Mr. Donald reaches the age of 75, or such earlier date as may be specified in a written notice given by either party to the other and delivered six years and six months prior to such specified date. Mr. Donald may relinquish the office of Chief Executive Officer without terminating his employment under the Donald Employment Agreement.

     Compensation. Mr. Donald's base salary is fixed for the term of the Donald Employment Agreement at $1,000,000 annually beginning the first full pay period of 1996. In addition, Mr. Donald is eligible to participate in any benefit plans the Company maintains for its employees.

     Termination. If, in the absence of a Change in Control (as defined in the Donald Employment Agreement), Mr. Donald's employment is constructively terminated or terminated without cause, the Company will be required to pay Mr. Donald for each remaining year of the term of the Donald Employment Agreement
(i) his then base salary; (ii) an annual incentive award equal to the average of the three highest annual incentive awards he received during the last ten years of his employment; and (iii) all other benefits that were payable to Mr. Donald at the time of his termination. He will also be entitled to continued participation for the remainder of the term of the Donald Employment Agreement in all employee benefit plans in which he was a participant on the date of his termination and to medical benefits for himself and his wife for life and for his children until they reach age 23.

     Change in Control. If, within two years following a Change in Control, Mr. Donald's employment is constructively terminated or terminated without cause, Mr. Donald will be entitled to receive a lump-sum cash payment within 30 days following termination, equal to the sum of (i) his then-base salary for each remaining year of the term of the Donald Employment Agreement; (ii) the average of his three highest annual incentive awards received during the last ten years of his employment multiplied by the number of remaining years of the term of the Donald Employment Agreement; (iii) any accrued incentive awards; (iv) the aggregate difference between the option price and the fair market value of the Company's stock subject to the unexercisable options that Mr. Donald holds at the time of termination; and (v) the fair market value of each share of restricted stock not vested held by Mr. Donald at the time of termination. Mr. Donald will also be entitled to continued participation for the remainder of the term of the Donald Employment Agreement in all employee benefits for himself and his wife for life and for his children until they reach age 23.

     Additional Payments. If the Internal Revenue Service determines that any payment made to Mr. Donald pursuant to the Donald Employment Agreement or otherwise constitutes an "Excess Parachute Payment" within the meaning of the Internal Revenue Code, the Company will make a "gross-up" payment in the amount necessary to pay any excise taxes imposed by Section 4999 of the Internal Revenue Code and any income taxes on the payment to him. Any "gross-up" payment made to Mr. Donald would be a non-deductible expense of the Company.

     Disclosure of Confidential Information and Agreement Not to Compete. Under the terms of the Donald Employment Agreement, Mr. Donald may not disclose at any time confidential information about the Company that he acquires during his employment. In addition, he is subject to an agreement not to compete with the Company during the term of his employment and for one year thereafter.

     Income Continuation Plan. Effective January 1, 1990, Mr. Donald and the Company entered into an Income Continuation Plan Agreement (the "Continuation Plan"). The Continuation Plan is administered by the Compensation Committee. The Compensation Committee consists solely of outside directors. The Continuation Plan was amended effective December 20, 1995.

     If Mr. Donald terminates his employment with the Company, he will receive an annual amount equal to 3% of the average of his compensation for the highest three calendar years of his final ten years of employment as the Company's Chief Executive Officer multiplied by the number of years of his service (the "Accrued Benefit"); provided that the maximum annual compensation cannot exceed $3,000,000 for purposes of calculating the Accrued Benefit.

     If Mr. Donald's employment is terminated without cause and other than due to death or disability, the Company will pay Mr. Donald the Accrued Benefit on the date his base salary ceases pursuant to the terms of the Donald Employment Agreement.

     The Accrued Benefit shall be paid in the form of monthly payments for life. However, Mr. Donald may elect to take the Accrued Benefit in the form of an actuarially equivalent ten-year certain and life annuity.

     In the event Mr. Donald dies following the commencement of monthly benefit payments, his surviving spouse shall receive 50% of the monthly amount otherwise payable (the "Survivor Benefit"). If neither Mr. Donald nor his spouse survives for ten years after commencement of the monthly benefits then, upon the latter of the date of death of Mr. Donald or his spouse, the Survivor Benefit shall be paid in equal shares to his children until the earlier of (i) the tenth anniversary of the date benefits commenced or (ii) the death of the last surviving child of Mr. Donald. In the event of the death of Mr. Donald prior to his retirement, he shall be deemed to have retired on the day before his death and the Survivor Benefit shall be payable.

     On February 28, 1997, the Company established a trust to fund Accrued Benefits payable to Mr. Donald. At December 31, 1997, the estimated annual Accrued Benefit payable to Mr. Donald under the Income Continuation Plan would be approximately $1,137,000. Under the terms of the Income Continuation Plan, the Accrued Benefit will be adjusted to reflect changes in Mr. Donald's compensation, subject to a $3,000,000 limit on maximum annual compensation.

     Life Insurance. Effective January 1, 1990, the Company and Mr. Donald entered into an agreement to provide Mr. Donald with a $5,000,000 life insurance policy. Mr. Donald pays the portion of the premium on the policy that is equal to the amount of economic benefit that would be taxable to him but for such payment. The balance of the premiums is paid by the Company. Dividends attributable to the policy are applied to purchase additional insurance. Upon Mr. Donald's death, the Company is entitled to receive an amount equal to the cumulative premiums paid by the Company, provided that Mr. Donald's designated beneficiary does not receive less than $5,000,000.

ANNUAL INCENTIVE BONUS PLAN

     The stockholders of the Company approved the DSC Communications Corporation Annual Incentive Bonus Plan (the "Bonus Plan") at the 1996 Annual Meeting of Stockholders held on April 25, 1996. The sole participant in the Bonus Plan is the Company's Chief Executive Officer (the "CEO"), currently Mr. Donald. The actual amount of benefits to be received by the CEO (the "Incentive Bonus") pursuant to the Bonus Plan is linked to the Company's earnings before income taxes as defined in the Bonus Plan ("Earnings") during each fiscal year in which the Bonus Plan is in effect.

LONG-TERM INCENTIVE COMPENSATION PLAN

     The DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan (the "1994 LTIP") provides for the award of units to key employees, as determined by the Compensation Committee. The stockholders of the Company approved an amendment to the 1994 LTIP at the 1996 Annual Meeting of Stockholders held on April 25, 1996. Each unit of the 1994 LTIP vests 40% after two years from the award date and 20% each year thereafter for three years, except that each unit becomes fully vested upon the occurrence of attainment of that unit's Maximum Cumulative Value (as defined below), a change in control of the Company as defined in the 1994 LTIP ("Change in Control"), termination without cause of the participant, or the participant's death, disability or retirement on or after age 65. At December 31, 1997, Mr. Donald, Mr. Montry and Mr. Adams had 140,000, 20,000 and 15,000 units, respectively.

     Any fully vested unit must be exercised. A partially vested unit may be exercised to the extent vested, and the unvested portion will be forfeited. Upon exercise, a participant will be entitled to receive that unit's Cumulative Unit Value (as defined below). Except upon a Change in Control, when payment must be made solely in cash, not less than 40% of the amount due must be paid in cash and the balance, as determined by the Compensation Committee in its discretion, may be paid in cash, in shares of common stock, or in both. If exercised, or upon termination of a participant's employment (except that, in the case of the participant's death, disability, retirement on or after age 65, termination without cause, or other reason approved in advance by the Compensation Committee, the term of a unit will continue for 14 months after such occurrence), such units will be canceled and all rights with respect thereto will expire. No units may be awarded under the 1994 LTIP after December 31, 2003.

     The incremental unit value ("Incremental Unit Value") for any year is equal to the product of (i) the Unit's Measuring Price (as defined below) and (ii) 80% of the percentage by which Earnings Per Share (as defined in the 1994 LTIP) for such year exceeds Base Year EPS. The Measuring Price for each unit awarded is the closing price of the Common Stock as reported on the Nasdaq National Market on the last day of the year preceding award of the unit, but not less than $61.50. The Incremental Unit Value of each unit shall be cumulated to determine the cumulative unit value (the "Cumulative Unit Value"). In no event shall the value of any unit exceed four times the Measuring Price ("Maximum Cumulative Value").

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective July 1, 1997, the Company adopted a Supplemental Executive Retirement Plan (the "SERP"), which is a nonqualified plan that provides retirement and other benefits for certain eligible executives of the Company and its subsidiaries that adopt the SERP (collectively, the "Employers"). A participant who retires after attaining age 65 is eligible to receive a normal retirement benefit under the SERP. The normal retirement benefit is based on a ten-year term certain straight life annuity beginning at retirement equal to 60% of the average annual earnings paid to the participant during the three calendar years for which such participant's earnings were highest. For purposes of the SERP, an executive's "earnings" for a calendar year include the executive's total base salary, plus the greater of the bonuses or the commissions paid to such executive during that calendar year. The normal retirement benefit is ratably reduced if the participant retires with less than 15 years of service with the Employer. If the participant retires before the age of 65, but after he or she has both attained age 55 and the sum of his or her years of service with the Employers and attained age equals at least 70, then he or she will receive an early retirement benefit beginning at retirement calculated in the same way as the normal retirement benefit based on the participant's current service and earnings but reduced for early commencement before age 65. If the participant is not yet eligible for a retirement benefit under the SERP and his or her employment is terminated under certain conditions following a Change in Control (as defined in the SERP), the participant will receive a deferred vested benefit. The deferred vested benefit consists of an immediate lump sum payment to the participant in an amount which is the actuarial equivalent of an annuity benefit payable beginning at age 65 and calculated in the same way as the normal retirement benefit based on the participant's current service and earnings. Under the Company's Severance Agreements, which are discussed on pages 6 through 8, if an Officer's employment is terminated under certain conditions following a Change in Control, that Officer will be entitled to receive a deferred vested benefit under the SERP in lieu of any other retirement benefit for which he may then be eligible. For purposes of calculating this benefit, the Officer will be credited with three additional years of service with the Employers and, for the purpose of calculating his or her highest average annual earnings, he or she will be deemed to have "earnings" in each of the three additional years equal to the greater of one year of earnings or his or her average annual earnings for the most recent three full calendar years of earnings.

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the SERP based on remuneration that is covered under the plan and years of service with the Company. The pension benefits are based on the form of a ten-year term certain straight life annuity.

                                YEARS OF BENEFIT SERVICE(2)
     AVERAGE ANNUAL          ---------------------------------
     COMPENSATION(1)         5 YEARS     10 YEARS    15+ YEARS
     ---------------         --------    --------    ---------
$  200,000...............    $ 40,000    $ 80,000    $120,000
   250,000...............      50,000     100,000     150,000
   300,000...............      60,000     120,000     180,000
   350,000...............      70,000     140,000     210,000
   400,000...............      80,000     160,000     240,000
   450,000...............      90,000     180,000     270,000
   500,000...............     100,000     200,000     300,000
   550,000...............     110,000     220,000     330,000
   600,000...............     120,000     240,000     360,000
   650,000...............     130,000     260,000     390,000
   700,000...............     140,000     280,000     420,000
   750,000...............     150,000     300,000     450,000
   800,000...............     160,000     320,000     480,000
   850,000...............     170,000     340,000     510,000
   900,000...............     180,000     360,000     540,000
   950,000...............     190,000     380,000     570,000
 1,000,000...............     200,000     400,000     600,000

---------------

(1) The compensation utilized for formula purposes includes the salary for each calendar year plus the greater of (i) bonuses paid during such calendar year (excluding LTIP awards) or (ii) commissions paid during such calendar year.
(2) The years of credited service for individuals listed in the Summary Compensation Table are 12 years for Mr. Montry, 15 years for Mr. Basham, 18 years for Mr. Adams and 4 years for Mr. Pisterzi.

     The SERP also provides for a disability retirement benefit, which will be computed in the same manner as the normal retirement benefit but assuming a participant who sustains a disability had continued as an active employee of an Employer after the disability and had continued to receive the same total base salary until he or she reached age 65. To qualify for the disability retirement benefit, a participant must have been an employee of the Employer for at least five years and have incurred a disability for which such participant is entitled to receive disability benefits under an Employer's long-term disability income plan. The SERP also provides for a pre-retirement death benefit, which consists of an immediate lump sum payment to the participant's designated beneficiary in an amount which is the actuarial equivalent of a benefit payable for ten years beginning at age 65 and computed in the same manner as the normal retirement benefit based on the participant's current service and earnings.

     Under the SERP, pensions will automatically be paid based on the form of a ten-year term certain straight life annuity. Under this form of payment, a participant will receive a monthly payment as long as he or she lives, but if such participant dies within ten years from the date his or her pension begins, a continuing monthly payment in the same amount will be paid to that participant's designated beneficiary for the remainder of the ten year period. Alternatively, a participant may elect one of several actuarially equivalent optional forms of annuity.

     In January of 1998, the Company established an irrevocable grantor trust to hold assets of the Company for the exclusive purpose of paying benefits under the SERP. In the event of the insolvency of the Company, however, the trust assets will be subject to the claims of the Company's creditors. The trust provides that, within 30 days after a Change in Control of the Company, the Company must make an irrevocable contribution to the trust in an amount sufficient to pay the SERP participants or their beneficiaries the benefits to which they would be entitled pursuant to the SERP as of the Change of Control, plus an additional $125,000 to fund an expense reserve for the trustee. In January 1998, the Company contributed $9,435,906 to the trust and has made no further contributions to the trust as of March 31, 1998.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS

     The provisions of the Severance Agreements, the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan (the "1993 Plan"), the 1994 LTIP, the Donald Employment Agreement and the SERP may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder may consider to be in that stockholder's best interest, including attempts that might result in a premium over the market price for shares held by stockholders. In addition, the following provisions of the Company's corporate governance documents may make more difficult, or delay, actions by a person seeking to obtain control of the
Company: the Restated Certificate of Incorporation provisions providing for a classified board of directors and a 75% vote requirement for certain merger or acquisition transactions, the Company's Stockholder Rights Plan, and certain provisions of the Company's bylaws.

                         DIRECTORS CONTINUING IN OFFICE

                                                                                                    DIRECTOR
                                                                                        AGE AS OF      OF
                                                     PRINCIPAL OCCUPATION               MARCH 3,    COMPANY
                                                         OR EMPLOYMENT                    1998       SINCE
                                                     --------------------               ---------   --------
James L. Donald (1).....................  Chairman of the Board, President and Chief       66         1981
                                          Executive Officer; employed by the Company
                                          since 1981.
Robert S. Folsom (1)....................  Chairman of the Board, Folsom Properties,        71         1983
                                          Inc. for more than the past five years;
                                          Director of BeautiControl Cosmetics, Inc.
Raymond J. Dempsey (2)..................  Retired; former President and Chief              62         1992
                                          Executive Officer of European American Bank
James L. Fischer (2)....................  Retired; former Executive Vice President,        70         1989
                                          principal financial officer and manager of
                                          corporate staff functions of Texas
                                          Instruments Incorporated ("TI"). During his
                                          29 years at TI, he held a number of senior
                                          management level positions.

---------------

(1)  Term expires in 1999.

(2)  Term expires in 2000.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1997, the Board of Directors met nine times.

     During 1997, the Audit Committee consisted of Messrs. Fischer and Fairclough. The Audit Committee (i) annually recommends selection of the Company's independent auditors to the Board of Directors; (ii) meets with the independent auditors concerning the audit; (iii) evaluates non-audit services and financial statements and accounting developments that may affect the Company; and (iv) meets with the Company's management concerning matters similar to those discussed with outside auditors. The Audit Committee met four times during the year ended December 31, 1997.

     The Compensation Committee, which currently consists of Messrs. Dempsey, Folsom and Hunt (i) determines the remuneration arrangements for senior management; (ii) administers the Company's stock option and stock purchase plans, the Company's long term incentive plans and the Company's defined benefits plans; (iii) reviews and approves new benefit plans or modifications to existing plans; and (iv) makes such reports from time to time to the Board of Directors upon such matters as the committee may deem appropriate or as may be requested by the Board of Directors. During the year ended December 31, 1997, the Compensation Committee met four times. See "Report of Compensation Committee" on pages 17 through 19.

     The Company does not have a Nominating Committee. Nominations for directors of the Company are considered by the entire Board of Directors. Stockholders wishing to recommend a candidate for consideration by the Board of Directors can do so in writing to the Secretary of the Company at its corporate offices in Plano, Texas, giving the candidate's name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The Company's bylaws provide that all such recommendations must be delivered to the Secretary of the Company not less than 70 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting.

     During the year ended December 31, 1997, each member of the Board of Directors attended not less than 75% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings of any committee of which such person was a member.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $2,000 per month and $1,250 for each meeting of the Board of Directors. Members of the Audit and Compensation Committees each receive $1,000 for each committee meeting attended. The Chairmen of the Audit and Compensation Committees each receive an additional $625 per month.

     Sir John Fairclough and Frank J. Cummiskey, a former director of the Company, also served as directors of certain European subsidiaries of the Company in 1997. During the year ended December 31, 1997, Sir John Fairclough was paid $19,500 and Mr. Cummiskey was paid $14,600 in these capacities. Mr. Cummiskey did not stand for re-election at the annual meeting of stockholders held on April 30, 1997, and he ceased to be a director of the Company on that date.

1997 NON-EMPLOYEE DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN

     Under the terms of the DSC Communications Corporation 1997 Non-Employee Directors Stock Option and Restricted Stock Plan (the "Directors Plan"), each non-employee director of the Company elected at, or continuing to serve following, each annual stockholders meeting, commencing with the 1997 annual meeting, and each non-employee director of the Company appointed to fill a vacancy in the Board who has not previously served as a director of the Company, will be granted (i) an option to purchase 3,500 shares of Common Stock, and (ii) a restricted stock award of 1,000 shares of Common Stock. Each option granted under the Directors Plan will become fully vested on the date of grant and becomes fully exercisable six months after the date of grant. Such options will terminate at the earlier of (i) the tenth anniversary of the date of grant; (ii) the first anniversary following the date of the non-employee director's death or disability; or

(iii) the second anniversary following the date the non-employee director ceases to be a director of the Company for any reason other than death or disability, unless such date is extended by the Board of Directors of the Company. Grants of restricted stock under the Directors Plan each vest with respect to one half of such restricted stock on the first anniversary of the date of grant and the remaining one half on the second anniversary of the date of grant; provided, the restrictions on all shares of restricted stock granted under the Directors Plan will lapse on the day immediately preceding the date of a change in control of the Company.

     Pursuant to the Directors Plan, on April 30, 1997, Messrs. Dempsey, Fairclough, Fischer, Folsom, Hunt and Morton L. Topfer each received an option to purchase 3,500 shares of Common Stock at an exercise price per share of $20.38, the reported closing sale price per share of Common Stock on that date, and a restricted stock award of 1,000 shares of Common Stock. Mr. Topfer resigned his position as a director of the Company in December 1997 and his restricted stock award was subsequently canceled in accordance with the provisions of the Directors Plan.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Common Stock as of March 3, 1998, (except as otherwise indicated) by (i) each director and named executive officer of the Company; (ii) all current directors and executive officers of the Company as a group; and (iii) each person known to the Company who is a beneficial holder of more than five percent of the shares of its Common Stock.

                                                               AMOUNT AND NATURE OF      PERCENT OF
                  NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)     CLASS(2)
                  ------------------------                    -----------------------    ----------
AXA Assurances I.A.R.D. Mutuelle(3).........................        11,672,225             9.83%
  21, rue de Chateaudun,
  75009 Paris France
FMR Corp.(4)................................................         7,908,656             6.66%
  82 Devonshire Street,
  Boston, Massachusetts 02109
Allen R. Adams..............................................           193,591                 *
Wylie D. Basham.............................................           224,825                 *
Raymond J. Dempsey..........................................            44,500                 *
James L. Donald.............................................         3,868,412             3.18%
Sir John Fairclough.........................................            64,500                 *
James L. Fischer............................................            58,500                 *
Robert S. Folsom(5).........................................           120,500                 *
William O. Hunt.............................................             4,500                 *
Gerald F. Montry(6).........................................           510,956                 *
Michael J. Pisterzi.........................................           110,056                 *
All directors and current executive officers as a group (13
  persons)..................................................         5,440,475             4.43%

---------------

 *  Ownership of less than 1% of the outstanding Common Stock.

(1) Each individual, unless otherwise noted, has sole voting and investment power with respect to all shares owned by such individual. Includes shares that a person has a right to acquire if such right is exercisable within 60 days as follows: Allen R. Adams, 178,846 shares; Wylie D. Basham, 198,000 shares; Raymond J. Dempsey, 33,500 shares; James L. Donald, 2,820,000 shares; Sir John Fairclough, 43,500 shares; James L. Fischer, 43,500 shares; Robert S. Folsom, 33,500 shares; William O. Hunt, 3,500 shares; Gerald F. Montry, 385,000 shares (directly) and 70,000 shares (indirectly); Michael J. Pisterzi, 99,500 shares; and all directors and current executive officers as a group (13 persons), 4,126,167 shares.

(2) Based upon 118,722,290 shares of Common Stock outstanding as of March 3, 1998, plus any shares of Common Stock under options of the particular director, executive officer or stockholder, or, in the case of all directors and current executive officers as a group, under options of all directors and current executive officers as a group.

(3) According to the Schedule 13G filed February 13, 1998, at December 31, 1997, AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle; AXA-UAP; and The Equitable Companies Incorporated, as a group, had sole voting power with respect to 2,643,975 shares, shared voting power with respect to 8,780,900 shares, sole dispositive power with respect to 11,671,025 shares and shared dispositive power with respect to 1,200 shares. Other members of the group are The Equitable Life Assurance Society of the United States; Alliance Capital Management L.P.; Donaldson Lufkin Jenrette Securities Corporation; and Wood, Struthers & Winthrop Management Corp., each of which is a subsidiary of the Equitable Companies Incorporated.

(4) According to the Schedule 13G filed February 10, 1998, at December 31, 1997, FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson, as a group, were the beneficial owners of 7,908,656 shares of Common Stock. FMR Corp., a member of the above group, had sole voting power with respect to 226,681 shares and sole dispositive power with respect to 7,908,656 shares, and each of Edward C. Johnson 3d, and Abigail P. Johnson, also members of the above group, had sole dispositive power with respect to 7,908,656 shares.

(5) Includes 14,000 shares held indirectly by Mr. Folsom.

(6) Includes 6,000 shares held indirectly by Mr. Montry.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Dempsey, Folsom and Hunt. No member of the Compensation Committee had any relationships during 1997 requiring disclosure according to applicable rules and regulations of the Securities and Exchange Commission ("SEC Regulations").

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC Regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to the executive officers, directors and greater than ten percent beneficial owners were complied with by such persons. It is the practice of the Company to attend to the filing of Section 16(a) forms on behalf of the executive officers of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company selected the firm of Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 1998. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder of the Company desiring to present a proposal for action at the Annual Meeting of Stockholders to be held in 1999 must deliver the proposal to the executive offices of the Company no later than December 1, 1998, unless the Company notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and in compliance with SEC regulations and the Company's bylaws may be included in the Company's Proxy Statement.

                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is not present or represented by proxy, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

     Neither abstentions nor broker non-votes will have an effect on the election of directors. Broker non-votes are shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal.

                      ACTIONS TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting and any adjournment thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted for election of management's three Class II Directors to serve until 2001.

     Each of the nominees for election as directors has agreed to serve if elected. The Company knows of no reason why any of the nominees for election as directors would be unable to serve. Should any or all of the nominees be unable to serve, all proxies returned to the Company will be voted in accordance with the best judgment of the persons named as proxies except where a contrary instruction is given.

     The Company knows of no other matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                               PROXY SOLICITATION

     The expense of the solicitation of proxies will be borne by the Company. Solicitation of proxies may be in person or by mail, telephone or telegraph by directors, current executive officers and regular employees of the Company. The Company will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expense. The Company has retained the services of Kissel-Blake, Inc., 110 Wall Street, New York, NY 10005 to solicit proxies by mail, telephone, telegraph or personal contact. The estimated cost of the professional solicitation will be approximately $8,500 plus out-of-pocket expenses.

                              REVOCATION OF PROXY

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation; (b) voting in person at the Annual Meeting; or (c) executing and delivering to the Company a later dated proxy.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three "Outside Directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Committee develops and oversees the Company's executive compensation strategy. The strategy is implemented through policies and programs designed to support the achievement of the Company's business objectives and the enhancement of stockholder value. The Committee reviews on an ongoing basis all aspects of executive compensation and retains an independent compensation consulting firm to assist in assessing executive compensation policies and programs. The Committee reviewed the consulting firm's 1997 study, which confirmed the stated compensation strategy. The Committee met four times during 1997.

     The Committee's executive compensation policies and programs support the following objectives:

     - To reinforce management's efforts to enhance stockholder value.

     - To align management's compensation with the annual and long-term performance of the Company.

     - To provide competitive compensation.

     The basic elements of the Company's executive compensation strategy are set forth below:

BASE SALARY

     The Committee annually reviews each executive's base salary. In determining salary adjustments, the Committee considers the Company's growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Also considered are the executive's time in position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of base salary for the position. The expected level of base salary for each position is established at between the 50th and 75th percentile of comparable positions of the companies included in the executive compensation surveys in which the Company participates. These surveys include companies with which the Company competes for senior-level executives. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The Committee decided upon 1997 base salary changes for executive officers after reviewing each officer's duties and performance level for the previous year and considering the Chief Executive Officer's recommendations.

ANNUAL INCENTIVE COMPENSATION

     At the beginning of each year, performance goals for the Company are established for that year, which may include target increases in sales, net income and earnings per share, as well as more subjective goals with respect to quality, product development and manufacturing, and the Committee uses these goals in making decisions about executive compensation. Additionally, the Committee establishes incentive award guidelines for each executive. At the end of the year, the Committee (i) determines each executive officer's incentive award based upon the level of achievement of the Company's performance goals and
(ii) adjusts the amount based upon its own discretionary judgment of the performance of the executive, taking into consideration the individual's responsibilities and the Committee's goals. The annual incentive compensation for Mr. James L. Donald is discussed below.

LONG-TERM INCENTIVE COMPENSATION

     The Company's long-term incentive compensation consists of the Company stock option plans and the 1994 Long-Term Incentive Compensation Plan.

     The Committee views the granting of stock options and restricted stock awards as a significant method of aligning management's long-term interests with those of the stockholders. The Committee determines awards to executives based on its evaluation of criteria that include responsibilities, compensation, past and expected contributions to the achievement of the Company's long-term performance goals, and current competitive practice as indicated by the compensation surveys in which the Company participates. When making awards, the Committee generally does not consider prior stock option and restricted stock awards. The stock option exercise price is the closing price of the Common Stock on the date of grant. Stock option and restricted stock awards are designed to focus executives on the long-term performance of the Company by enabling executives to share in any increases in value of the Common Stock. Restricted stock grants and the 1994 LTIP are used selectively to attract and retain executives and to recognize outstanding performance.

     The Committee encourages executives, individually and collectively, to maintain a long-term ownership position in the Common Stock. The Committee believes this ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong linkage between the Company's executives and its stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. James L. Donald is Chief Executive Officer, President and Chairman of the Board of Directors of the Company.

     Mr. Donald's base salary is fixed at $1,000,000 per year for the remainder of the term of his employment contract. See "Executive Compensation-Donald Employment Agreement". For 1997, Mr. Donald was eligible for an award under the DSC Communications Corporation Annual Incentive Bonus Plan (the "Bonus Plan"), which rewards the achievement of pre-established annual performance goals under the Bonus Plan. "Earnings" as defined under the Bonus Plan were adjusted by the Committee for the unusual items reported in 1997. As a result, Mr. Donald was awarded 28,834 restricted shares in January 1998 which equated to $519,012 calculated under the Bonus Plan. The remainder of Mr. Donald's compensation is also performance-based, in the form of stock options and long-term incentives, including the 1994 LTIP. Mr. Donald is also eligible to participate in any benefit plans the Company maintains for its employees.

     In January 1998, the Committee granted a special incentive award to Mr. Donald to recognize his strategic direction and leadership and his success in protecting the Company's intellectual property assets, including the realization of a judgment resulting in net proceeds of $126 million in 1997. This success has enabled the Company to invest in new technologies and open new markets for its existing products. Mr. Donald took this award as 55,556 shares of restricted stock, valued at $1,000,008 at the date of award.

POLICY ON QUALIFYING COMPENSATION

     Section 162(m) of the Internal Revenue Code, adopted in 1993, provides that public companies may not deduct in any year compensation in excess of $1 million paid to any of the individuals named in the Summary Compensation Table that is not "performance-based," as defined in Section 162(m).

     The Committee believes that there are circumstances in which the Company's interests are best served by providing compensation that is not fully deductible under Section 162(m). The Committee reserves discretion to authorize compensation that may not be deductible, in whole or in part, under Section 162(m).

     With regard to Mr. Donald, the Company's paramount concern is to retain and appropriately reward the best qualified Chief Executive Officer for the Company. The Committee believes that its ability to exercise discretion under the Company's compensation plans outweighs the desirability of qualifying these plans under Section 162(m) and outweighs the limited effect of the loss of deductibility.

                                            COMPENSATION COMMITTEE

                                            RAYMOND J. DEMPSEY, Chairman
                                            ROBERT S. FOLSOM
                                            WILLIAM O. HUNT

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

                            OUTSTANDING COMMON STOCK

     The only outstanding voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. At March 3, 1998, there were outstanding and entitled to vote 118,722,290 shares of its Common Stock. Only stockholders of record at the close of business on March 3, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                            By Order of the Board of Directors

                                            /s/ GEORGE B. BRUNT
                                            GEORGE B. BRUNT
                                            Vice President, Secretary and
                                            General Counsel

Plano, Texas
March 31, 1998

                         DSC COMMUNICATIONS CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]


1.   Election of Directors
     Nominees:  Sir John Fairclough, William O. Hunt,
     Gerald F. Montry

        WITHHELD              FOR             FOR All
          ALL                 ALL              EXCEPT     -----------------
          [ ]                 [ ]                [ ]      Nominee Exception


2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

         FOR                AGAINST            ABSTAIN
         [ ]                  [ ]                [ ]


SIGNATURE(S)                                         DATE
            ----------------------------------------        -------------------
SIGNATURE(S)                                         DATE
            ----------------------------------------        -------------------

IMPORTANT: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY

                         DSC COMMUNICATIONS CORPORATION
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 1998

        The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of DSC Communications Corporation (the "Company") to be held on April 30, 1998, and the Proxy Statement in connection therewith, each dated March 31, 1998; (b) appoints James L. Donald, Gerald F. Montry and George
B. Brunt as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of the Company held of record by the undersigned on March 3, 1998, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

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